Exhibit 99.1

Sirona Reports Record Fiscal 2015 Third Quarter Results

•	Third quarter record revenues of $306.1 million, up 15.2% in local currency* compared to prior year and up 2.1% as reported in U.S. dollars.

•	Third quarter record diluted earnings per share of $1.04 on a GAAP reported basis compared to $0.92 in the prior year. Third quarter record non-GAAP adjusted EPS* of $1.16, up 17.2% compared to $0.99 in the prior year.

•	Management reiterates guidance of FY15 organic local currency revenue growth of 6% to 8% and non-GAAP adjusted EPS* in the range of $3.95 to $4.05.

Long Island City, New York, August 7, 2015 – Sirona (Nasdaq: SIRO), the dental technology leader, today announced its financial results for the quarter ended June 30, 2015.

Third Quarter Fiscal 2015 vs. Third Quarter Fiscal 2014 Financial Results

Revenue was a record $306.1 million, an increase of $6.4 million or 2.1% reported (and up 15.2% on a local currency basis). The Company's business segments performed as follows: CAD/CAM Systems increased 11.4% (up 24.5% on a local currency basis), Treatment Centers increased 5.1% (up 26.2% on a local currency basis), Imaging Systems decreased 4.9% (up 3.0% on a local currency basis), and Instruments decreased 11.0% (up 7.2% on a local currency basis).

Revenue in the United States decreased 0.2%. Solid CAD/CAM growth was offset by a decline in imaging ahead of the introduction of the new Orthophos SL.

International revenues increased 3.3% and increased 23.4% in local currency. Local currency growth was led by Europe with outstanding growth in Germany after a very successful International Dental Show.

Gross profit was $174.6 million, up $7.0 million. Gross profit margin was 57.0% in the third quarter of Fiscal 2015, compared to 55.9% in the prior year. The increase in the gross profit margin was mainly due to the benefit of foreign exchange effects as well as reduced amortization and depreciation expense resulting from the step-up to fair values of tangible and intangible assets.

Net income attributable to Sirona Dental Systems, Inc. for the third quarter of 2015 was a record $58.8 million, or $1.04 per diluted share, versus $51.5 million, or $0.92 per diluted share in the prior year period. Non-GAAP adjusted earnings per diluted share for the third quarter of 2015 was a record $1.16 compared to $0.99 in the prior year quarter, or an increase of 17.2%. A

* Non-GAAP adjusted EPS and local currency growth and results are non-GAAP financial measures that exclude certain items. Please refer to “Reconciliation of GAAP and non-GAAP Information (unaudited)” in the attached exhibits for a description of these items.

reconciliation of the non-GAAP measure to earnings per share calculated on a GAAP basis is provided in the attached table.

At June 30, 2015, the Company had cash and cash equivalents of $422.6 million and total debt of $80.4 million, resulting in net cash of $342.2 million. This compares to net cash of $321.7 million and $303.3 million at March 31, 2015 and September 30, 2014, respectively.

Jeffrey T. Slovin, President and CEO of Sirona commented: “We had an outstanding third quarter with record revenues and 15.2% local currency growth. Europe was the strongest growing region with remarkable growth in Germany propelled by record sales from the International Dental Show. Rest of world growth was robust, despite continuing challenges from Russia, Brazil and China.”

Mr. Slovin continued: “CAD/CAM posted a record quarter with 24.5% local currency growth. There is a lot of excitement in the marketplace for our new “ROI” workflow which expands CEREC’s Restorative, Orthodontic and Implantology capabilities. Treatment Centers performed exceptionally well, growing 26.2%, validating the demand for integrated solutions and reflecting the power of the Sirona brand. In Imaging, we successfully launched the new 2D-3D Orthophos SL platform and expect it to boost imaging growth as it rolls out around the world in the coming quarters. Our new products are off to a great start and we are excited to showcase Sirona’s power of innovation at CEREC 30, the largest digital dentistry event in the world.”

Fiscal 2015 Guidance

Management reiterates guidance of FY15 organic local currency revenue growth of 6% to 8% and non-GAAP adjusted EPS* in the range of $3.95 to $4.05.

Conference Call/Webcast Information

Sirona will hold a conference call to discuss its financial results at 8:30 a.m. Eastern Time on August 7, 2015. The teleconference can be accessed by calling +1-855-793-2460 (domestic) or +1-631-485-4924 (international) using passcode # 81091568. The webcast will be available via the Internet at http://ir.sirona.com, and a presentation relating to the call will be available on our website. A replay of the conference call will be available through August 21, 2015 by calling +1- 855-859-2056 (domestic) or +1-404-537-3406 (international) using passcode # 81091568. A web archive will be available for 30 days at www.sirona.com.

About Sirona Dental Systems, Inc.

Sirona, the dental technology leader, has served dealers and dentists worldwide for more than 130 years. Sirona develops, manufactures, and markets a complete line of dental products, including CAD/CAM restoration systems (CEREC), digital intra-oral, panoramic and 3D imaging systems, dental treatment centers, and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

Contact information:

Joshua Zable

Vice President, Investor Relations

+1-718-482-2184

joshua.zable@sirona.com

This press release contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as "may," "could," "estimate," "will," "believe," "anticipate," "think," "intend," "expect," "project," "plan," "target," "forecast", and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of the Company's products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations and currency exchange rate fluctuations, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission, which can be accessed through the SEC’s website, www.sec.gov . This presentation contains non-GAAP financial measures, which should not be viewed in isolation and do not purport to be an alternative to net income (loss) as an indicator of operating performance or an alternative to cash flows from operating activities as a measure of liquidity. The Company assumes no obligation to and expressly disclaims any obligation to update or revise any forward-looking statements contained in this document to reflect new information or future events or developments after the date any such statement is made.

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Three months ended		Nine months ended
	June 30,		June 30,
(In millions, except for share and per share amounts) (Unaudited)	2015	2014	2015	2014
REVENUE	$306.1	$299.7	$856.4	$881.1
Cost of goods sold	(131.5)	(132.1)	(375.1)	(399.3)
GROSS PROFIT	174.6	167.6	481.3	481.8
Selling, general and administrative expense	(84.0)	(88.1)	(253.9)	(263.3)
Research and development expense	(12.9)	(16.6)	(41.9)	(48.1)
Net other operating income (loss)	2.7	4.4	7.7	9.4
OPERATING INCOME	80.4	67.3	193.2	179.8
Gain (loss) on foreign currency transactions	(5.1)	2.2	(6.4)	1.6
Gain (loss) on derivative instruments	4.0	(0.5)	1.7	(1.4)
Interest income (expense)	(1.0)	(0.7)	(2.7)	(2.4)
Other income (expense)	(1.1)	(0.6)	(0.6)	(1.5)
INCOME BEFORE TAXES	77.2	67.7	185.2	176.1
Income tax benefit (expense)	(17.8)	(15.9)	(42.6)	(41.4)
NET INCOME	59.4	51.8	142.6	134.7
Net (income) loss attributable to noncontrolling interests	(0.6)	(0.3)	(1.8)	(1.7)
NET INCOME ATTRIBUTABLE TO SIRONA DENTAL SYSTEMS, INC.	$58.8	$51.5	$140.8	$133.0

INCOME PER SHARE (attributable to Sirona Dental Systems, Inc. common shareholders)
Basic	$1.06	$0.93	$2.53	$2.41
Diluted	$1.04	$0.92	$2.50	$2.37
Weighted average shares - basic	55,706,017	55,362,620	55,568,488	55,251,782
Weighted average shares - diluted	56,396,820	56,238,076	56,358,943	56,201,358

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	September 30,
(In millions, except for share and par value amounts) (Unaudited)	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$422.6	$382.8
Restricted cash	0.7	0.8
Accounts receivable, net of allowance for doubtful accounts	184.0	115.6
of $2.3 and $2.4, respectively
Inventories, net	132.4	123.4
Deferred tax assets	24.5	29.7
Prepaid expenses and other current assets	30.1	26.8
Income tax receivable	16.2	8.0
TOTAL CURRENT ASSETS	810.5	687.1
Property, plant and equipment, net of accumulated depreciation	207.6	221.0
of $195.3 and $171.3, respectively
Goodwill	587.5	629.3
Restricted cash	0.4	-
Intangible assets, net of accumulated amortization	213.9	252.8
of $490 and $511.3, respectively
Other non-current assets	4.8	5.3
Deferred tax assets	14.5	15.5
TOTAL ASSETS	$1,839.2	$1,811.0

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Trade accounts payable	$71.5	$59.9
Short-term financial liabilities	23.4	1.5
Income taxes payable	7.7	6.1
Deferred tax liabilities	3.1	2.2
Accrued liabilities and deferred income	188.4	167.6
TOTAL CURRENT LIABILITIES	294.1	237.3
Long-term financial liabilities	57.0	78.0
Deferred tax liabilities	97.5	111.8
Other non-current liabilities	23.1	25.1
Pension related provisions	63.4	71.7
Deferred income	17.4	25.9
TOTAL LIABILITIES	552.5	549.8
SHAREHOLDERS' EQUITY
Preferred stock ($0.01 par value; 5,000,000 shares authorized;	0	0
none issued and outstanding)
Common stock ($0.01 par value; 95,000,000 shares authorized;	0.6	0.6

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

58,323,771 shares issued; 55,852,272 shares outstanding at Jun. 30, 2015; 57,776,336 shares issued; 55,364,617 shares outstanding at Sept. 30, 2014)
Additional paid-in capital	699.3	697.9
Treasury stock, at cost	(132.0)	(126.8)
2,471,499 shares held at cost at Jun. 30, 2015; 2,411,719 shares held at cost at Sept. 30, 2014
Retained earnings	900.7	759.9
Accumulated other comprehensive income (loss)	(184.5)	(72.8)
TOTAL SIRONA DENTAL SYSTEMS, INC. SHAREHOLDERS' EQUITY	1,284.1	1,258.8
NONCONTROLLING INTERESTS	2.6	2.4
TOTAL SHAREHOLDERS' EQUITY	1,286.7	1,261.2
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$1,839.2	$1,811.0

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended
	June 30,
(In millions) (Unaudited)	2015	2014
OPERATING ACTIVITIES
NET INCOME	$142.6	$134.7
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Depreciation and amortization	52.0	56.5
(Gain) loss on derivative instruments and foreign currency transactions	4.7	(0.2)
Deferred income taxes	0.6	(9.6)
Share-based compensation expense	10.1	8.6
Other adjustments	0.4	(1.5)
TOTAL ADJUSTMENTS TO RECONCILE NET INCOME TO OPERATING CASH FLOWS	67.8	53.8
CHANGES IN ASSETS AND LIABILITIES
Accounts receivable	(79.0)	(26.4)
Inventories	(22.9)	(24.8)
Trade accounts payable	16.9	(9.1)
Other current and non-current assets	(7.2)	5.3
Other current and non-current liabilities	19.8	(2.1)
Current income taxes	(6.5)	(0.9)
EFFECT OF CHANGES IN ASSETS AND LIABILITIES ON OPERATING CASH FLOWS	(78.9)	(58.0)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	131.5	130.5
INVESTING ACTIVITIES
Investment in property, plant and equipment	(38.6)	(74.5)
Proceeds from sale of property, plant and equipment	0.5	0.6
Purchase of intangible assets	(0.2)	(0.1)
Acquisition of business, net of cash acquired	(18.5)	-
Sale of business, net of cash sold	-	11.5
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	$(56.8)	$(62.5)

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended
	June 30,
(In millions) (Unaudited)	2015	2014
FINANCING ACTIVITIES
Purchase of treasury stock	(5.2)	(14.8)
Dividend distributions to noncontrolling interest	-	(1.5)
Common shares issued under share based compensation plans	3.8	6.7
Tax effect of common shares issued under share based compensation plans	(14.4)	(3.5)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(15.8)	(13.1)
CHANGE IN CASH AND CASH EQUIVALENTS	58.9	54.9
Effect of exchange rate change on cash and cash equivalents	(19.1)	0.4
Cash and cash equivalents at beginning of period	382.8	241.7
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$422.6	$297.0

SUPPLEMENTAL INFORMATION
GENERAL
Interest paid	$1.6	$2.3
Interest capitalized	0.2	0.3
Income taxes paid	32.2	46.6

Reconciliation of GAAP and Non-GAAP Information (unaudited)

HISTORICAL

Non-GAAP Adjusted Net Income Financial Measures

(unaudited)

Non-GAAP Financial Measures (GAAP reconciliation)	Three months ended
	June 30, 2015
(In millions, except for per share and percent amounts)	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$58.8	$1.04
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$6.5	$1.5	5.0
(Gain) loss on foreign currency transactions, net	5.1	1.2	3.9
(Gain) loss on derivative instruments	(4.0)	(0.9)	(3.1)
Other items:
Compensation charge for expenses in connection with the CEO/CFO Transition	0.2	-	0.2
Non-operational legal and other advisory expense	0.5	0.1	0.4
Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$65.2	$1.16

* tax impact calculated using estimated effective tax rate of 23%

Non-GAAP Financial Measures (GAAP reconciliation)	Three months ended
	June 30, 2014
(In millions, except for per share and percent amounts)	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$51.5	$0.92
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$8.8	$2.1	6.7
(Gain)/loss on foreign currency transactions, net	(2.2)	(0.5)	(1.7)
(Gain)/loss on derivative instruments	0.5	0.1	0.4
Other items:
One-time gain on sale of certain operating assets	(1.9)	(0.4)	(1.5)
Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$55.5	$0.99

* tax impact calculated using estimated effective tax rate of 23.5%

FORWARD-LOOKING

Non-GAAP Adjusted EPS Guidance (unaudited)

Financial Guidance (Non-GAAP Adjusted Earnings per Share)	Low End of Guidance
(In millions, except for per share amounts)	Pre-Tax	Tax Impact	After Tax	Per Diluted Share
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$197	$3.50
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$27	$6	$21
(Gain)/loss on foreign currency transactions, net **	6	1	5
(Gain)/loss on derivative instruments, net **	(2)	-	(2)
Other items:
	2	1	1
Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$222	$3.95

Financial Guidance (Non-GAAP Adjusted Earnings per Share)	High End of Guidance
(In millions, except for per share amounts)	Pre-Tax	Tax Impact	After Tax	Per Diluted Share
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$203	$3.61
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$27	$6	21
(Gain)/loss on foreign currency transactions, net **	6	1	5
(Gain)/loss on derivative instruments, net **	(2)	-	(2)
Other items:
	2	1	1
Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$228	$4.05

** We do not predict future exchange rate developments in our guidance.

To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: (i) non-GAAP adjusted net income, and (ii) non-GAAP adjusted earnings per diluted share, which exclude, as applicable, amortization and depreciation expense resulting from the step-up to fair values of intangible and tangible assets related to past business combinations, gain/loss on foreign currency transactions, gain/loss on derivative instruments, any related tax effects, and to the extent relevant in a particular period, any other cash or non-cash items that management does not view as indicative of its ongoing operating performance. Also set forth above under the heading “FORWARD-LOOKING” are reconciliations of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they might not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges and other items should be excluded from its non-GAAP financial measures. Management currently compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Sirona’s operating performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes the impact of acquisition-related intangible depreciation and amortization in order to compare our underlying financial performance to prior periods, certain charges and income related to currency revaluation of assets and liabilities that do not reflect our period-to-period core operating performance, and to the extent relevant in a particular period, any other cash or non-cash items that management does not view as indicative of its ongoing operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods.

Local Currency: Certain revenue information is presented on a local currency basis (“Local Currency”). This information is a non-GAAP financial measure. Sirona supplementally presents this revenue information because it believes doing so facilitates a comparison of its operating results from period to period without regard to changes resulting solely from fluctuations in currency rates.

Sirona calculates Local Currency revenue growth by comparing current-period local revenues to prior-period local revenues with both periods converted at the U.S. Dollar/local currency average foreign exchange rate for each month of the prior period.

Our forecasted 2015 local currency net revenue growth guidance excludes the impact of U.S Dollar/Euro exchange rate fluctuations due to the unpredictability of future changes in foreign exchange rates. Therefore, we do not provide a reconciliation of these measures.